UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 11, 2014

COVIDIEN PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)

Ireland	001-33259	98-0624794
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 On Hatch, Lower Hatch Street
Dublin 2, Ireland
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: +353 (1) 438-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
As previously reported in Covidien plc’s Annual Report on Form 10-K for the year ended September 27, 2013 (the “2013 Form 10-K”) and in Covidien’s Form 10-Q for the first quarter ended December 27, 2013 and second quarter ended March 28, 2014, Covidien currently is involved in litigation in various courts against manufacturers of pelvic mesh products alleging personal injuries resulting from the implantation of those products. Two subsidiaries of Covidien have supplied pelvic mesh products to one of the manufacturers named in the litigation and Covidien is indemnifying that manufacturer on certain claims. The litigation includes a federal multi-district litigation in the United States District Court for the Northern District of West Virginia and cases in various state courts and jurisdictions outside the United States. Generally, complaints allege design and manufacturing claims, failure to warn, breach of warranty, fraud, violations of state consumer protection laws and loss of consortium claims. During the quarter ended June 27, 2014, Covidien received additional information regarding the nature of products liability claims and potential exposure based on access to medical records, discussions with plaintiff attorneys and settlements by other manufacturers. Accordingly, Covidien recorded a pre-tax legal charge of approximately $180 million in the third quarter of fiscal 2014.

Item 8.01	Other Events
Covidien plc (the “Company”) is filing this Form 8-K to recast financial information and certain related disclosures in the Company’s 2013 Form 10-K to reflect the changes made to the Company’s operating segments, product revenue groupings and geographic sales. Effective October 1, 2013, Covidien realigned its operating segments such that the Medical Supplies business in Western Europe is now managed by the Medical Devices segment. In addition, certain costs that were previously included in corporate expense, primarily information technology and certain shared service costs, are now reflected in Covidien’s reportable segments, consistent with the way in which management measures and evaluates segment performance. Covidien also changed its product revenue groupings and the manner in which it reports geographic sales such that geographic sales are now primarily based on customer location rather than the location of the selling entity. These changes have no impact on the consolidated results of operations of Covidien. This update is consistent with the presentation of such information included in the Company’s Form 10-Q for the first quarter ended December 27, 2013 and second quarter ended March 28, 2014.
Exhibit 99.1 filed with this Form 8-K and incorporated into this Item 8.01 by reference revise Part I, Item 1. Business, Part I, Item 2. Properties, Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 8. Financial Statements and Supplementary Data contained in the 2013 Form 10-K to reflect the changes discussed above and supersede those portions of the 2013 Form 10-K.
Information in the 2013 Form 10-K has not been updated for other events or developments that occurred subsequent to the filing of the 2013 Form 10-K with the SEC. For additional information related to developments since the filing of the 2013 Form 10-K, refer to the Company’s Forms 10-Q for the periods ended December 27, 2013 and March 28, 2014 and the Company’s Forms 8-K filed since the filing of the 2013 Form 10-K, including Item 2.02 of this Form 8-K. The information in the Form 8-K, including the exhibits, should be read in conjunction with the 2013 Form 10-K and subsequent SEC filings.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP.

99.1
Updated Part I, Item 1. Business, Part I, Item 2. Properties, Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, Part II, Item 8. Financial Statements and Supplementary Data from Covidien plc’s Annual Report on Form 10-K for the fiscal year ended September 27, 2013.

101
The following financial information from this Form 8-K formatted in Extensible Business Reporting Language (XBRL): (i) Consolidated Statements of Income, (ii) Consolidated Statements of Comprehensive Income, (iii) Consolidated Balance Sheets, (iv) Consolidated Statements of Cash Flows, (v) Consolidated Statements of Changes in Equity, and (vi) Notes to the Consolidated Financial Statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVIDIEN PUBLIC LIMITED COMPANY

By:	/s/ Richard G. Brown, Jr.
Richard G. Brown, Jr.
Vice President, Chief Accounting Officer and
Corporate Controller
Date: July 11, 2014